CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Worldwide Hospitality Services, Inc.
(formerly Light Savers U.S.A., Inc.)


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Worldwide Hospitality Services, Inc. on Form S-8 of our report dated April 12, 1996, relating to the consolidated financial statements of Worldwide Hospitality Services, Inc. (formerly Light Savers U.S.A., Inc.) and subsidiaries appearing in the Annual Report on Form 10-KSB/A of Worldwide Hospitality Services, Inc. for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Siedman, LLP
                                        ----------------------------------------
                                        BDO Siedman, LLP

New York, New York
February 27, 1997